UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2005
Horizon Offshore, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-16857 (Commission File Number)	76-0487309 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
     On October 27, 2005, Horizon Offshore, Inc. (the “Company”) issued 95,084,105 shares of its common stock in exchange for 171,588.79 shares of its Series B Mandatorily Convertible Redeemable Preferred Stock, $0.001 per value per share (the “Series B Preferred Stock”).
     The Company previously offered the holders of its Series B Preferred Stock, at any time prior to the mandatory conversion of the Series B Preferred Stock, the opportunity to tender shares of Series B Preferred Stock and receive in exchange the same number of shares of the Company’s common stock that would be issuable to them if the mandatory conversion of the Series B Preferred Stock had occurred on the date of such exchange. Under the terms of the Certificate of Designation governing the preferences and rights of the Series B Preferred Stock, the Series B Preferred Stock is expected to mandatorily convert into shares of the Company’s common stock on or about December 12, 2005.
     The Company issued the shares of its common stock in reliance on exemptions from registration under the Securities Act of 1933, as amended, including Section 3(a)(9) and 4(2) thereof and Rule 506 promulgated thereunder.
Item 7.01. Regulation FD Disclosure.
     On October 31, 2005, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
99.1	Press release issued by Horizon Offshore, Inc., dated October 31, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ David W. Sharp
David W. Sharp
President and Chief Executive Officer

Date: November 1, 2005

Exhibit Index

Exhibit
Number	Description
99.1	Press release issued by Horizon Offshore, Inc., dated October 31, 2005.